EXHIBIT 5
                                                        ---------


                 CENTRAL POWER AND LIGHT COMPANY
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED DECEMBER 31, 1995




                                                 Retail      Wholesale
                                                --------     ---------

Weighted Cost of Capital (Annualized)           0.064904      0.065874
Average Days Outstanding                           36.93         52.79
                                                --------      --------
Weighted Cost of Capital (Average               0.006575      0.009540
Days Outstanding)
Collection Experience Factor                    0.002457      0.000000
Agency Fee Rate                                 0.020000      0.020000
                                                --------      --------
Total Discount Factor                           0.029031      0.029540
                                                ========      ========





ASSUMPTIONS
-----------
INTEREST RATE                              0.05830
RETAIL ROCE                                0.11750
WHOLESALE ROCE                             0.12980
TAX RATE                                   0.38000
DEBT RATIO                                 0.95000
EQUITY RATIO                               0.05000














                             Page 13
               PUBLIC SERVICE COMPANY OF OKLAHOMA
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED DECEMBER 31, 1995





                                                 Retail      Wholesale
                                                --------     ---------

Weighted Cost of Capital (Annualized)            0.064277     0.065874
Average Days Outstanding                            46.93        95.61
                                                 --------     --------
Weighted Cost of Capital (Average                0.008261     0.017233
Days Outstanding)
Collection Experience Factor                     0.002958     0.000000
Agency Fee Rate                                  0.020000     0.020000
                                                 --------     --------
Total Discount Factor                            0.031218     0.037233
                                                 ========     ========





ASSUMPTIONS
-----------
INTEREST RATE                              0.05830
RETAIL ROCE                                0.11000
WHOLESALE ROCE                             0.12980
TAX RATE                                   0.38000
DEBT RATIO                                 0.95000
EQUITY RATIO                               0.05000

















                             Page 14
               SOUTHWESTERN ELECTRIC POWER COMPANY
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED DECEMBER 31, 1995






                                       Arkansas  Louisiana   Texas   Wholesale
                                       --------  ---------  -------  ---------

Weighted Cost of Capital (Annualized)  0.065890  0.067100  0.068067   0.065874
Average Days Outstanding                  43.87     49.93     37.64      65.75
                                       --------  --------  --------   --------
Weighted Cost of Capital (Average      0.007915  0.009188  0.007016   0.011861
Days Outstanding)
Collection Experience Factor           0.001566  0.001693  0.001254   0.000000
Agency Fee Rate                        0.020000  0.020000  0.020000   0.020000
                                       --------  --------  --------   --------
Total Discount Factor                  0.029482  0.030881  0.028270   0.031861
                                       ========  ========  ========   ========





ASSUMPTIONS
-----------
INTEREST RATE                          0.05830
ARKANSAS ROCE                          0.13000
LOUISIANA ROCE                         0.14500
TEXAS ROCE                             0.15700
WHOLESALE ROCE                         0.12980
TAX RATE                               0.38000
DEBT RATIO                             0.95000
EQUITY RATIO                           0.05000














                             Page 15
                  WEST TEXAS UTILITIES COMPANY
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED DECEMBER 31, 1995




                                                 Retail      Wholesale
                                                --------     ---------

Weighted Cost of Capital (Annualized)           0.064590      0.065874
Average Days Outstanding                           58.41         29.18
                                                --------      --------
Weighted Cost of Capital (Average               0.010340      0.005265
Days Outstanding)
Collection Experience Factor                    0.002805      0.000000
Agency Fee Rate                                 0.020000      0.020000
                                                --------      --------
Total Discount Factor                           0.033145      0.025265
                                                ========      ========





ASSUMPTIONS
-----------
INTEREST RATE                              0.05830
RETAIL ROCE                                0.11375
WHOLESALE ROCE                             0.12980
TAX RATE                                   0.38000
DEBT RATIO                                 0.95000
EQUITY RATIO                               0.05000


















                             Page 16
                          TRANSOK, INC.
                      DISCOUNT CALCULATION
              THREE MONTHS ENDED DECEMBER 31, 1995






Weighted Cost of Capital (Annualized)             0.065874

Daily Rate                                        0.000180

Collection Experience Factor                      0.000000

Agency Fee Rate                                   0.020000
                                                  --------
Total Discount Factor                                (A)
                                                  ========




ASSUMPTIONS
-----------
INTEREST RATE                                     0.05830
RETURN ALLOWED                                    0.12980
TAX RATE                                          0.38000
DEBT RATIO                                        0.95000
EQUITY RATIO                                      0.05000





(A) Total discount factor varies for each customer and is calculated using average days outstanding for that customer.














                             Page 17